                                  Exhibit 11
                                  ----------


               Statements re: Computation of Per Share Earnings


(in thousands, except per share data)                    1997          1996
--------------------------------------------------------------------------------

Net income                                             $58,686      $54,449/(1)/
                                                       =======      =======

Weighted average shares outstanding                     67,149       66,902

Net effect of dilutive stock options                       647          674
                                                       -------      -------
Total                                                   67,796       67,576
                                                       =======      =======

Primary earnings per share                             $   .87      $   .81/(2)/
                                                       =======      =======

Fully diluted earnings per share                       $   .87      $   .81/(2)/
                                                       =======      =======

--------------------------------------------------------------------------------

/(1)/ Reflects $5,549,000 of pro forma adjustments as disclosed within Note 2 to the Notes to Consolidated Financial Statements included in Exhibit 13 of this Form 10-K.
/(2)/ Pro forma earnings per share were calculated for fiscal 1996 as if the spin-off had occurred on October 1, 1995. See Note 2 to the Notes to Consolidated Financial Statements included in Exhibit 13 of this Form 10-K.



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